UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of report (Date of earliest event reported):                March 29, 2005


                               KEYSPAN CORPORATION
                               -------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    New York
                                    --------
                 (State or Other Jurisdiction of Incorporation)


        1-14161                                           11-3431358
        -------                                           ----------
(Commission File Number)                       (IRS Employer Identification No.)

175 East Old Country Road, Hicksville, New York              11801
   One MetroTech Center, Brooklyn, New York                  11201
   (Address of Principal Executive Offices)                 (Zip Code)

                           (631) 755-6650 (Hicksville)
                            (718) 403-1000 (Brooklyn)
                            -------------------------
              (Registrant's Telephone Number, Including Area Code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Cautionary Language Concerning Forward-Looking Statements
---------------------------------------------------------

     Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

     There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

     Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and cost of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery, and impact rate structures; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which the we develop unregulated business ventures; as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports filed by us with the Securities and Exchange Commission.


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


Item 1.01         Entry into a Material Definitive Agreement
---------         ------------------------------------------

     On March 29, 2005, KeySpan Corporation ("KeySpan" or the "Corporation") entered into an Underwriting and Exchange Agreement (the "Agreement") with Citigroup Global Markets Inc. and Wachovia Securities Inc., as representatives for the underwriters named therein for the issuance and sale of $307,200,000 aggregate principal amount of the Corporation's 5.803% Notes due April 1, 2035 (the "Notes"). Pursuant to the terms of the Agreement, the Notes were issued in exchange for $300 million aggregate principal amount of the Company's 4.90% Senior Notes due 2008 which were canceled, plus $9,902.50 in cash. The Agreement also contains customary representations, warranties and conditions to closing, indemnification rights and obligations of the parties.

     The Notes are issued under an Indenture dated as of November 1, 2000 between the Corporation and JPMorgan Chase Bank, N.A., as Trustee. The Notes will pay interest at an annual rate of 5.803%. Interest will be paid in arrears on April 1 and October 1 of each year beginning on October 1, 2005. The Notes were issued pursuant to the Corporation's previously filed Registration Statement on Form S-3, No. 333-119491 (which was declared effective), Prospectus dated November 8, 2004 and a Prospectus Supplement dated March 29, 2005.

     A copy of the Underwriting and Exchange Agreement and the Form of the 5.803% Global Note are attached hereto as Exhibits 1.1 and 4.1, respectively, and incorporated herein by reference.

Item 8.01         Other Events.
---------         -------------

     On March 31, 2005, KeySpan issued a press release announcing the transaction described above. A copy of the related press release issued by KeySpan is attached hereto as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01         Financial Statements and Exhibits
---------         ---------------------------------

   (c)   Exhibits.

         (1) Underwriting and Exchange Agreement dated as of March 29, 2005.

         (2) Form of 5.803% Global Note.

         (3) Press Release of the Corporation dated March 31, 2005.


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




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                KEYSPAN CORPORATION

Dated: March 31, 2005                           By: /s/ John J. Bishar, Jr.
                                                    -----------------------
                                                    John J. Bishar, Jr.
                                                    Executive Vice President,
                                                    General Counsel & Chief
                                                    Governance Officer







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                                INDEX TO EXHIBITS
                                -----------------


Exhibit No.    Exhibit                                                   Page
-----------    -------                                                   ----


1.1            Underwriting and Exchange Agreement dated                  6
               as of March 29, 2005

4.1            Form of 5.803% Note                                       34

99.1           Press Release of the Corporation dated                    43
               March 31, 2005











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